Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2010

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-10	Mar-09
Shopping Centers
Ashland Square Phase I	Manassas, VA	16,550	2007	2.0	100%	100%	Chevy Chase Bank
Ashburn Village	Ashburn, VA	221,687	1994/00/01/02/06	26.4	93%	91%	Giant Food, Ruby Tuesday, Hallmark Cards
Beacon Center	Alexandria, VA	356,115	1972 (1993/99/07)	32.3	100%	100%	Lowe’s Home Improvement Center, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s
Belvedere	Baltimore, MD	54,941	1972	4.8	36%	36%	Family Dollar
BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%	BJ’s Wholesale Club
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	81%	91%	Publix, Wachovia Bank
Boulevard	Fairfax, VA	49,140	1994 (1999)	5.0	100%	93%	Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	97%	98%	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar
Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	92%	89%	Safeway, The Original Steakhouse and Sports Theatre, Bonefish Grill, Starbucks
Countryside	Sterling, VA	141,696	2004	16.0	91%	97%	Safeway, CVS Pharmacy, Starbucks
Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	90%	92%	Publix
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%
French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	97%	97%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree
Germantown	Germantown, MD	27,241	1992	2.7	86%	90%
Giant	Baltimore, MD	70,040	1972 (1990)	5.0	94%	100%	Giant Food
The Glen	Lake Ridge, VA	134,317	1994 (2005)	14.7	89%	91%	Safeway Marketplace, The Original Steakhouse and Sports Theatre, Panera Bread
Great Eastern	District Heights, MD	255,398	1972 (1995)	31.9	99%	98%	Fresh World, Pep Boys, Big Lots, Capital Sports Complex
Great Falls Center	Great Falls, VA	91,666	2008	11.0	93%	95%	Safeway, CVS Pharmacy
Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	96%	100%	Expo E Mart, Radio Shack, Starbucks
Hunt Club Corners	Apopka, FL	101,522	2006	13.1	96%	95%	Publix, Walgreens, Radio Shack, Hallmark
Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	87%	92%	Publix, Carrabas Italian Grill
Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s Home Improvement Center, Chipotle
Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	100%	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2010

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-10	Mar-09
Shopping Centers (continued)
Lansdowne Town Center	Leesburg, VA	189,355	2006	23.4	93%	99%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks
Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	99%	100%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless
Lexington Pads	Lexington, KY	13,646	1974	4.1	100%	100%	Applebees, Perkins Restaurant
Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	98%	SuperFresh, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar
Shops at Monocacy	Frederick, MD	109,144	2004	13.0	97%	98%	Giant Food, Panera Bread, Starbucks
Northrock	Warrenton, VA	103,439	2009	15.4	69%	N / A	Harris Teeter, Longhorn Steakhouse, Ledo’s Pizza
Olde Forte Village	Ft. Washington, MD	143,062	2003	16.0	89%	95%	Safeway, Radio Shack
Olney	Olney, MD	53,765	1975 (1990)	3.7	99%	100%	Rite Aid, Olney Grill
Orchard Park	Dunwoody, GA	87,782	2007	10.5	91%	93%	Kroger, Starbucks
Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	93%	94%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli
Ravenwood	Baltimore, MD	93,328	1972 (2006)	8.0	91%	96%	Giant Food, Starbucks
Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	95%	100%	Publix, Palm Harbor Health Food, Petco, Planet Fitness
Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	91%	100%	Seacoast Realty, Armand’s Pizza, Candy Kitchen
Seven Corners	Falls Church, VA	574,831	1973 (1994-7/07)	31.6	100%	100%	The Home Depot, Shoppers Food & Pharmacy, Syms, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn, Starbucks, Dogfishhead Ale House
Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	98%	100%	Super H Mart
Smallwood Village Center	Waldorf, MD	172,817	2006	25.1	74%	77%	Safeway, CVS Pharmacy
Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	95%	99%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, All Green Market
Southside Plaza	Richmond, VA	373,651	1972	32.8	87%	91%	Farmers Foods, Maxway, Citi Trends, City of Richmond
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	89%	65%	Maxway, Big Lots, Emory Clinic
Thruway	Winston-Salem, NC	361,388	1972 (1997)	30.5	96%	96%	Harris Teeter, Borders Books, Bed Bath & Beyond, Stein Mart, Talbots, Hanes Brands, JoS. A Banks, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Rite Aid, Kinkos/FedEx, New Balance, Aveda Salon, Christies Hallmark
Village Center	Centreville, VA	143,109	1990	17.2	93%	90%	Giant Food, Tuesday Morning, Starbucks
West Park	Oklahoma City, OK	76,610	1975	11.2	19%	19%	Family Dollar
Westview Village	Frederick, MD	100,997	2009	10.4	28%	NA	Mimi’s Cafe, Sleepy’s, WOW Wingery, Firehouse Subs
White Oak	Silver Spring, MD	480,276	1972 (1993)	28.5	99%	99%	Giant Food, Sears, Walgreens, Radio Shack, Boston Market

	Total Shopping Centers	7,218,402		700.5	92.0%	93.9%

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2010

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-10	Mar-09
Office Properties
Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	84%	94%	General Services Administration, VIRxSYS, Broadsoft, Quanta Systems, SeraCare Life Sciences
Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	78%	93%	Compass Group, Roxtec, Keystone Automotive, Freedom Express
601 Pennsylvania Ave.	Washington, DC	226,604	1973 (1986)	1.0	100%	100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille
Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	91%	92%	Team Video Intl, Office Depot, Pier 1
Washington Square	Alexandria, VA	235,042	1975 (2000)	2.0	97%	99%	Vanderweil Engineering, Agentrics, EarthTech, Thales, Cooper Carry, Bank of America, Trader Joe’s, Fed Ex/Kinko’s, Talbots

	Total Office Properties	1,205,853		63.7	89.5%	95.8%

	Total Portfolio	8,424,255		764.2	91.6%	94.2%

Land and Development Parcels
Clarendon Center	Arlington, VA		2002	1.9	Under construction with substantial completion projected for late 2010.
Ashland Square Phase II	Manassas, VA		2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
Lexington Center	Lexington, KY		1974	26.0	Former mall is vacant and the Company has prepared conceptual designs for a shopping center development and is marketing the site to prospective retailers.
New Market	New Market, MD		2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties			80.7

Exhibit